Exhibit 99.1

Annovis Bio Inc. (NYSE: ANVS) Schedules Investor Webcast

MALVERN, Pa. June 5, 2024 -- Annovis Bio Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a late-stage clinical drug platform company pioneering transformative therapies for neurodegenerative disorders such as Alzheimer’s Disease (AD) and Parkinson’s Disease (PD), today announced that it will host an investor webcast to discuss recent developments and future plans for its lead drug candidate, Buntanetap.

Investor Call Details:

•	Date and Time: June 11, 2024, 4:30pm ET.

•	Register Today:
https://zoom.us/webinar/register/WN_Ev_1s7l2RUKmIQJNdko5iA

Topics to Be Covered:

•	Recent advancements in the development of Buntanetap.

•	Strategic plans for upcoming clinical trials.

•	Overview of the company’s progress and future direction.

Register Today: Investors and interested parties are encouraged to register for the webcast in advance. To register, please visit https://zoom.us/webinar/register/WN_Ev_1s7l2RUKmIQJNdko5iA and complete the registration form.

About Buntanetap: Buntanetap (formerly known as Posiphen or ANVS401) targets neurodegeneration by inhibiting the formation of multiple neurotoxic proteins, including amyloid beta, tau, alpha-synuclein, and TDP43. By improving synaptic transmission, axonal transport, and reducing neuroinflammation, Buntanetap aims to reverse neurodegeneration in AD, PD, and other neurodegenerative diseases.

About Annovis Bio Inc.: Headquartered in Malvern, Pennsylvania, Annovis Bio Inc. is dedicated to addressing neurodegeneration in diseases such as AD and PD. The company’s innovative approach targets multiple neurotoxic proteins, aiming to restore brain function and improve the quality of life for patients. For more information, visit Annovis Bio's website and follow us on LinkedIn and X.

Forward Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company's plans related to clinical trials. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including regarding patient enrollment, the effectiveness of Buntanetap and the timing, effectiveness, and anticipated results of the Company's clinical trials evaluating the efficacy, safety and tolerability of buntanetap. See also additional risk factors set forth in the Company's periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors," in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. All forward-looking statements in this press release are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts

Annovis Bio, Inc.
101 Lindenwood Drive
Suite 225
Malvern, PA 19355
www.annovisbio.com

Investor Contact

Scott McGowan
InvestorBrandNetwork (IBN)
Phone: 310.299.1717
IR@annovisbio.com
Investor Website